UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2025

Gyre Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12770 High Bluff Drive Suite 150 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 567-7770

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GYRE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On August 11, 2025, Gyre Therapeutics, Inc. (the “Company”) issued a press release announcing its financial results for the three and six months ended June 30, 2025 and other matters described. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 2.02 and Exhibit 99.1 incorporated herein shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information or Exhibit 99.1 be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Chief Executive Officer

On August 5, 2025, the Company appointed current Executive Chair Ping Zhang as Interim Chief Executive Officer of the Company, to succeed Han Ying, Ph.D., who resigned from his position as Chief Executive Officer on such date in order to take on a new role as the Company’s Senior Vice President, Science.

Mr. Zhang, age 51, has served as a director of the Company since January 2025 and as Executive Chair of the board of directors (the “Board”) since March 2025. He has also served as Chairman and legal representative of the Company’s majority, indirectly owned subsidiary, Beijing Continent Pharmaceuticals Co., Ltd. (d/b/a Gyre Pharmaceuticals Co., Ltd.) since April 2025, and as a director and an executive officer of the Company’s parent company, GNI Group Ltd. (TSE: 2160) (“GNI Japan”), since March 2025. Mr. Zhang was the Lead Director of the Company from January 2025 to March 2025. Mr. Zhang has served as a Managing Partner at String Capital Management Co., Limited, a private equity investment firm, since 2018. From 2015 to 2018, he served as Head of Private Equity and Venture Capital Investments at AEON Life Insurance Company, Ltd. Prior to that, from 2011 to 2015, he led the China-focused funds of Japan Asia Investment Co., Ltd., focusing on cross-border investments between Japan and China. From 2008 to 2010, Mr. Zhang was the only mainland Chinese Managing Director and Partner at AEA Investors LP, a New York-based mid-cap buyout fund. Between 2004 and 2008, he established and led the investment banking and venture capital arm of Mitsubishi UFJ Financial Group in China, serving as its Chief Executive Officer. Earlier in his career, he held roles at Mitsui & Co. and Itochu Corporation. Mr. Zhang also currently serves as a director of Asian Star Co. (TSE: 8946). He holds a B.S. in Polymer Science from Fudan University and his M.B.A. in Finance from the University of Chicago Booth School of Business.

In connection with his appointment as Interim Chief Executive Officer, Mr. Zhang received a grant of 250,000 stock options to purchase shares of the Company’s common stock, 25% of which will vest on August 5, 2026, with the remaining vesting in equal monthly installments over the following three years, subject to Mr. Zhang’s continued service to the Company through each vesting date.

There are no arrangements or understandings between Mr. Zhang and any other persons pursuant to which he was selected as an officer; he has no family relationships with any of the Company’s directors or executive officers; and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Departure of Chief Executive Officer and Director

In connection with his resignation as Chief Executive Officer, Dr. Ying also resigned as a member of the Board, effective as of August 5, 2025. Dr. Ying’s departure from the Board was not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Dr. Ying’s Employment Agreement, dated as of January 15, 2024 and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed on January 19, 2024, remains in full force and effect, except that the Company and Dr. Ying entered into a Letter Agreement to memorialize Dr. Ying’s employment transition.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release announcing the foregoing appointments is furnished hereto as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished herewith:

Exhibit Number	Exhibit Title or Description

99.1	Press Release, dated August 11, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GYRE THERAPEUTICS, INC.

Date: August 11, 2025	By:	/s/ Ping Zhang
	Name:	Ping Zhang
	Title:	Executive Chairman and Interim Chief Executive Officer